FIFTH AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT
(and Various Loan Documents)

THIS FIFTH AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT (and Various Loan Documents) (this "Amendment") is made as of July 5, 2026 (the "Effective Date") among **INTERNATIONAL BANK OF COMMERCE**, an Oklahoma state banking corporation, successor in interest to International Bank of Commerce, a Texas state banking association ("Lender"), **GREYSTONE LOGISTICS, INC.**, an Oklahoma corporation, **GREYSTONE MANUFACTURING, L.L.C.**, an Oklahoma limited liability company (together, the "Borrowers"), and the undersigned Guarantors, and ratifies and amends (a) the Amended and Restated Loan Agreement dated as of July 29, 2022, among Borrowers and Lender (the "Loan Agreement"), and (b) the other Loan Documents, as and to the extent described below.

Borrowers, Guarantors and Lender agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment have the meanings given to them in the Loan Agreement.

2. Amendments. The parties agree to the following amendments to the Loan Documents:

(a) Default of Event of Default

(i) Lender waives any Default or Event of Default arising under Sections 8.03, 8.04, and 8.08 of the Loan Agreement up to the date of this Agreement.

(ii) Furthermore, at Borrower's request, Lender hereby agrees to suspend Covenant testing related Sections 8.03, 8.04, and 8.08 of the Loan Agreement until November 30, 2026, at which Covenant testing will resume.

(b) Revolving Loan

(i) Subject to the terms and conditions of this Agreement, during the availability period described below, Lender will continue to provide the revolving line of credit to Borrowers described in the Original Agreement, which will be decreased as set forth in, and hereafter otherwise subject to, the terms of this Agreement (the "Revolving Loan"). Lender will make cash advances under the Revolving Loan from time to time during the availability period set forth Below, subject to the other applicable terms of this Agreement. The amount of the Revolving Loan (the "Revolving Commitment") shall be up to Three Million-Five Hundred Thousand Dollars ($3,500,000.00). Borrowers agree not to permit the outstanding principal balance of cash advances under the Revolving Loan to exceed the lesser of (a) the Revolving Commitment, and (b) the Borrowing Base. If Borrowers at any time exceed either of these limits, Borrowers will immediately pay the excess to Lender.

(ii) At Borrower's request, and subject to the provisions of this Amendment, Lender has agreed to extend the maturity date of the Revolving Loan from July 5th, 2026 to February 5th, 2027.

(iii) Notwithstanding anything to the contrary in the Revolving Note Modification:

A. The obligations under the Revolving Note shall have no demand feature, and Lender may only exercise its remedies thereunder if an Event of Default occurs and is continuing:

B. In no event shall the rate of interest to be paid on the unpaid principal balance of the Revolving Note be:

(1) Less than:

a) 6.25%

(2) More than the maximum legal rate allowed by applicable law.

(iii) All references to the Revolving Note in the Loan Agreement and other Loan Documents shall hereafter mean and refer to the Revolving Note as modified hereby and as it may be amended, modified, replaced, restated, extended or renewed.

(c) Definitions in Loan Agreement.

(i) The following new definitions are added to Section 1.2 of the Amended and Restated Loan Agreement in appropriate alphabetical order:

"Fifth Amendment" means the Fifth Amendment to Amended and Restated Loan Agreement among Borrowers, Guarantors and Lender dated as of the First Amendment Date.

"Fifth Amendment Date" means July 5, 2026.

(ii) The following existing definitions in Section 1.02 of the Amended and Restated Loan Agreement are amended and restated in their entirety as follows:

"Debt Service Coverage Ratio" means, as of any calculation date, the ratio of Cash Flow for the four (4) trailing quarters ending on such calculation date, to the sum of the current portions of Borrower's long-term Debt as such calculation date, less outstanding balance of Revolving Note, plus interest expense of Borrowers on all Debt for the four (4) trailing quarters ending on such calculation debt.

"Eligible Receivable" means an account receivable that satisfies the following requirements:

(a) The account has resulted from the sale of inventory by a Borrower in the ordinary course of business and without any further obligation on the part of any Borrower to service, repair, or maintain any such goods sold other than pursuant to any applicable warranty.

(b) There are no conditions that must be satisfied before the applicable Borrower is entitled to receive payment of the account. Accounts arising from COD sales, consignments or guaranteed sales are not acceptable.

(c) The debtor upon the account does not claim any defense to payment of the account, whether well founded or otherwise.

(d) The account represents a genuine obligation of the account debtor for goods sold to and accepted by the account debtor, and to the extent any credit balances exist in favor of the account debtor, such credit balances shall be deducted from the account balance.

(e) One or more Borrowers has sent an invoice to the account debtor in the amount of the account.

(f) Borrowers are not prohibited by the laws of the state where the account debtor is located from bringing an action in the courts of that state to enforce the account debtor's obligation to pay the account.

(g) The account is owned by one or more Borrowers free of any title defects, Liens or interests of others except the Liens in favor of Lender and Permitted Liens.

(h) The account debtor upon the account is not any of the following:

(i) an Affiliate of a Borrower, or an entity that has common officers or directors with a Borrower;

(ii) the U.S. government or any agency or department of the U.S. government unless Lender agrees in writing to accept the obligation, Borrowers comply with the procedures in the Federal Assignment of Claims Act of 1940 (41 U.S.C. §15) with respect to the obligation, and the underlying contract expressly provides that neither the U.S. government nor any agency or department thereof shall have the right of set-off against Borrowers;

(iii) any state, county, city, town or municipality or any agency thereof; or

(iv) Any Person located in a foreign country unless (A) the account is covered by foreign credit insurance policy issued by the Export Import Bank of the United States and (B) the account is otherwise an Eligible Receivable.

(i) The account is not in default. An account will be considered in default if:

(i) the account is not paid (A) in the case of any account owing by Anheuser Busch Companies, LLC or its subsidiaries, within 120 days from its invoice date, (B) in the case of Molson Coors Brewing Company or its subsidiaries, within 120 days from its invoice date or (C) in the case of all other accounts, within the earlier of (1) 60 days from its due date as stated on the original invoice and (2)

120 days from its original invoice date;

(ii) the account debtor makes a general assignment for the benefit of creditors, or fails to pay its debts generally as they come due; or

(iii) any petition is filed by or against the account debtor under any bankruptcy law or any other law or laws for the relief of debtors.

(j) The account is not the obligation of an account debtor who is in default (as defined in clause (i) above) on ten percent (10%) or more of the accounts (as measured by account balance) upon which such account debtor is obligated.

(k) The account does not arise from the sale of goods that remain in a Borrower's possession or under a Borrower's control.

(l) The account is not evidenced by a promissory note or chattel paper, nor is the account debtor obligated to a Borrower under any other obligation that is evidenced by a promissory note.

(d) Amendments to Loan Agreement.

a. In Section 8.02 of the Amended and Restated Loan Agreement, add the following Financial Information requirements [sub sections (e) – (g)]:

(e) Within 20 days after end of each month, monthly financial statements for each Borrower, certified and dated by an authorized financial officer. These financial statements may be internally-prepared;

(f) Within 20 days after end of each month a 6-month forward rolling financial forecast for each Borrower, presented in month-to-month format, signed and dated by an authorized financial officer.

(g) At Lender's request Borrower will provide any and all information Lender deems necessary to document credit terms and conditions offered to its customers.

b. In Section 8.05 of the Loan Agreement, the reference therein to "Capital Expenditures" is hereby modified to "Borrowers will not spend or incur obligations to acquire fixed assets for more than $25,000 in any single quarter on a consolidated basis, without the expressly written consent of Lender.

c. In Section 8.06 of the Loan Agreement, the reference therein to "Dividends; Distributions" is hereby modified to "Without Lender's prior written consent, Borrowers shall not declare or pay any dividends, redemptions, distributions and withdrawals (as applicable) with respect to its Equity Interest".

d. In Section 8.10(f) of the Loan Agreement, the reference therein to "Other Debts" is hereby deleted.

(e) Replacement Security Agreement.

a. In Section II.1.a of the Security Agreement lists and describes the following personal property pledged as security: Accounts, Chattel Paper, Fixtures, Equipment, Inventory, Documents, Instruments, Investment Property, and General Intangibles.

b. In Section II.1.g. of the Security Agreement the following addresses are inserted in each such Security Agreement: 1613 East 15th Street, Tulsa, OK; 2600 and 2601 Shoreline Dr., Bettendorf, IA; 3900 Elm Street, Bettendorf, IA; 311 37th Ave, Camanche, IA and 603 Industrial Dr., Palmyra, MO.

c. The "Indebtedness" described in each Security Agreement shall include all the Obligations.

(f) Replacement Guaranty Agreements(s) and Addendum to Guaranty Agreements.

a. Replace existing Limited Guaranty Agreement and Addendum to Limited Guaranty Agreement by Warren F. Kruger, with Unlimited Guaranty Agreement and Addendum to Unlimited Guaranty Agreement by Warren F. Kruger, inclusive of description of incentives based on obtaining performance objectives.

b. Addition of Unlimited Guaranty Agreement and Addendum to Unlimited Guaranty Agreement by Warren F. Kruger Trust, inclusive of description of incentives based on obtaining performance objectives

3. Effect of this Amendment. Except as expressly provided above, this Amendment is not a waiver of, amendment to, consent to or modification of (a) any term or provision of any of the Loan Documents, or (b) any event, condition, or transaction on the part of any Person.

4. Ratification of Loan Documents. The Loan Documents remain in full force and effect as amended by this Amendment. Each Borrower and each Guarantor (a) ratifies and confirms in all respects each Loan Document to which it is a party; (b) agrees that each Loan Document remains in full force and effect; and (c) confirms, ratifies and agrees that, as applicable, the terms "Obligations", "Guaranteed Obligations", "Secured Obligations", "Indebtedness" and any other similar term as used in any of the Loan Documents (including the Loan Agreement, the Security Agreements, and any Guaranty Agreement), each include all indebtedness and obligations of Borrower to Lender under the Loan Documents, including the Loan decreased and extended by this Amendment.

5. Conditions. The effectiveness of this Amendment is subject to satisfaction of the following conditions precedent, each of which exist for Lender's sole benefit and may be waived by Lender only (in its sole discretion):

(a) Documents. Lender's receipt of the following, each properly executed, each dated the Effective Date (or, in the case of certificates of governmental officials, a recent date before the date of the Amendment) and each in form and substance satisfactory to Lender and its legal counsel:

(i) this Amendment;

(ii) Replacement Security Agreement;

(iii) Guaranty Agreements by each Guarantor in favor of Lender, and an Addendum to such Guaranty Agreements executed by each Guarantor;

(iv) all other documents and instruments reasonably requested by Lender.

(b) UCC Search. A UCC search certificate by a company acceptable to Lender reflecting that (i) no liens or security interests have been filed as to either Borrower that are not allowed by the Loan Agreement and the other Loan Documents.

(c) Fees and Expenses.

(i) Borrowers shall pay Lender a loan fee in the amount of $17,500.

(ii) If required by Lender, Borrowers shall pay all fees and out-of-pocket expenses required under Section 7 of this Amendment. If Lender elects, in its sole discretion, to waive collection of any fees and expenses as a condition to the effectiveness of this Amendment, Borrowers will remain obligated to pay those fees and expenses, which are due and payable on the Effective Date.

6. Representations and Warranties. Each Borrower and each Guarantor represents and warrants to the Lender that as of the date of this Amendment:

(a) its representations and warranties in the Loan Documents to which it is a party are true and correct in all material respects as though made on Effective Date, except to the extent that any of them speak to a different specific date, in which case they are true and correct in all material respects as of the earlier date;

(b) as of the Effective Date, no Default or Event of Default exists, that has not been expressly waived by this agreement.

(c) its execution, delivery and performance of this Amendment and all other Loan Documents executed by it in connection with this Amendment have been duly authorized by all necessary corporate or limited liability company action, as applicable, and do not and will not contravene the terms of any of its organizational documents, any law or any indenture, loan or credit agreement, or any other material agreement or instrument to which it is a party or by which it is bound or to which it or its properties are subject;

(d) no authorizations, approvals or consents of, and no filings or registrations with, any governmental authority or any other Person are necessary for the execution, delivery or performance by such Borrower or Guarantor of this Amendment or the other Loan Documents executed by it in connection with this Amendment, or for the validity or enforceability thereof; and

(e) this Amendment and each other Loan Document to which it is a party constitutes such Borrower's or Guarantor's legal, valid and binding obligations, enforceable against it in accordance with its terms, in all cases except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability, and by judicial discretion regarding the enforcement of or any applicable laws affecting remedies (whether considered in a court of law or a proceeding in equity).

7. Fees and Expenses. In accordance with Article III of the Loan Agreement (and without in any way limiting its provisions), Borrowers shall pay all reasonable out-of-pocket expenses incurred by the Lender, including the reasonable fees, charges and disbursements of Lender's counsel (determined on the basis of such counsel's generally applicable rates) in connection with (a) this Amendment, the preparation of this Amendment and any other Loan Documents, and any filings or other documents or instruments required in connection with the preparation of this Amendment or the other Loan Documents, and (b) the enforcement, collection or protection of its rights in connection with the Loan Documents, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect the Loan Documents and this Agreement. Expenses being reimbursed by Borrowers under this Section include, without limitation, costs and expenses incurred in connection with appraisals, field examinations, insurance reviews, flood determinations, lien and title searches and title insurance, and recording and filing fees or taxes.

8. Events of Default Unaffected. Nothing in this Amendment is a waiver of any Default or Event of Default, or of any right or remedy available to the Lender by reason of the occurrence or existence of any Default or Event of Default, unless otherwise specified.

9. Releases. Each Borrower and each Guarantor, for itself and on behalf of all its predecessors, successors, assigns, agents, employees, representatives, officers, directors, managers, members, shareholders, beneficiaries, trustees, administrators, subsidiaries, Affiliates, employees, servants and attorneys (collectively the "Releasing Parties"), releases and forever discharges Lender and its successors, assigns, partners, directors, officers, agents, attorneys, and employees from any and all claims, demands, cross-actions, controversies, causes of action, damages, rights, liabilities and obligations, at law or in equity whatsoever, known or unknown, now held, owned or possessed by any or all of the Releasing Parties or that any or all of the Releasing Parties hold or claim to hold in the future as a result of any actions or inactions occurring on or before the Effective Date, under common law or statutory right, arising directly or indirectly out of out of the Loans, any of the Loan Documents, or any of the documents, instruments or any other transactions relating thereto or the transactions contemplated thereby. Each Borrower and each Guarantor understands and agrees that this is a full, final and complete release and agrees that this release may be pleaded as an absolute and final bar to any or all suit or suits pending or that are filed or prosecuted in the future by any of the Releasing Parties, or anyone claiming by, through or under any of the Releasing Parties, in respect of any of the matters released hereby, and that no recovery on account of the matters described herein may hereafter be had from anyone whomsoever, and that the consideration given for this release is not an admission of liability.

10. Governing Law; Miscellaneous. This Amendment is governed by the Loan Agreement, including the rules of construction provided in Section 1.03 and the miscellaneous provisions of Article X thereof. Unless stated otherwise, (a) the singular number includes the plural and *vice versa* and words of any gender include each other gender, in each case, as appropriate, (b) headings and captions may not be construed in interpreting provisions, and (c) this Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document, and all of those counterparts must be construed together to constitute the same document.

[*SIGNATURE PAGES ATTACHED*]

THIS FIFTH AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT is executed and delivered by the undersigned effective as of the Effective Date.

"BORROWERS"

GREYSTONE LOGISTICS, INC., an Oklahoma corporation

By: Warren F. Kruger
Warren F. Kruger, President/CEO

GREYSTONE MANUFACTURING, L.L.C., an Oklahoma limited liability company

By: Warren F. Kruger
Warren F. Kruger, Manager

THIS FIFTH AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT is executed and delivered by the undersigned effective as of the Effective Date.

"GUARANTORS"

Warren F. Kruger

Warren F. Kruger, Trustee of Warren F Kruger Trust u/a dated 12/12/2012

THIS FIFTH AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT is executed and delivered by the undersigned effective as of the Effective Date.

"LENDER"

INTERNATIONAL BANK OF COMMERCE,
an Oklahoma state banking corporation

By: ______________________________
Bo Jett, Senior Vice President